UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 19, 2021
Date of Report (date of earliest event reported)

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Florida	1-9109		59-1517485
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

880 Carillon Parkway	St. Petersburg	Florida	33716
(Address of principal executive offices)			(Zip Code)

(727) 567-1000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RJF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On February 19, 2021, Charles G. von Arentschildt notified the Chairman of the Board of Directors of Raymond James Financial, Inc. (the “Company”) of his resignation from the Board of Directors of the Company, effective immediately, due to personal reasons. Mr. von Arentschildt’s resignation does not relate to any disagreement on matters relating to the Company’s operations, policies or practices or any other matter. Mr. von Arentschildt joined the Board in August 2015, and the Company thanked Mr. von Arentschildt for his dedicated service on the Board.

A copy of Mr. von Arentschildt’s letter of resignation is attached hereto as Exhibit 17.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following are filed as exhibits to this report:

Exhibit No.	Description
17.1	Director resignation letter, dated February 20, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: February 23, 2021	By:	/s/ Paul M. Shoukry
Paul M. Shoukry
Chief Financial Officer and Treasurer